UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2019
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stock Option Grants

On April 25, 2019, the Compensation Committee approved the grant of stock options to our executive officers. The following table sets forth the number of shares underlying the stock option grants to certain named executive officers:

Named Executive Officer	Position	Stock Options
Juan Jose Chacon-Quiros	Chief Executive Officer and Director	80,000
Salvador Dada	Chief Operating Officer	35,000
Roberto de Mezerville	Chief Technology Officer	25,000
Eddie de Oliveria	Vice President of Sales Brazil	36,000
Eddie de Oliveria	Vice President of Sales Brazil	6,000

The stock options described above were granted under our 2018 Equity Incentive Plan and have a per share exercise price equal to $25.25, the closing price of our common stock as reported on The Nasdaq Capital Market on April 25, 2019.

The option grants for Juan Jose Chacon-Quiros, Salvador Dada and Roberto de Mezerville are subject to a four-year vesting schedule, with 25% vesting one year after a vesting commencement date of January 1, 2020 and 25% each one year anniversary thereafter, subject to the respective optionholder’s continued service with us.

The grant of 36,000 options for Eddie de Oliveria is subject to a four-year vesting schedule, with 25% vesting one year after a vesting commencement date of April 25, 2019 and 25% each one year anniversary thereafter, subject to his continued service with us.

The grant of 6,000 options for Eddie de Oliveria is performance-based and will vest on January 31, 2020 subject to the achievement of certain revenue targets for 2019 and his continued service with us.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	April 29, 2019	By:	/s/ Renee M. Gaeta
		Name:	Renee M. Gaeta
		Title:	Chief Financial Officer